EXHIBIT 23.1






                    INDEPENDENT AUDITORS' CONSENT


The Board of Directors
UCI Medical Affiliates, Inc.


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 4, 1997 appearing on page 29 of UCI Medical Affiliates, Inc. Annual Report on Form 10-KSB/A for the year ended September 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers, LLP


Columbia, South Carolina
August 21, 1998